News Release                                                           MacKenzie
                                                                  Partners, Inc.
                                                                156 Fifth Avenue
                                                             New York, NY  10010
                                                                    212 929-5500
                                                                FAX 212 929-0308


CONTACTS:

ERD Waste Corp.
Joseph Wisneski, President
(516) 543-0606

MacKenzie Partners, Inc.
Jeanne Carr
Simon Coope
(212) 929-5500

FOR IMMEDIATE RELEASE:


                   ERD WASTE CORP. COMPLETES TENDER OFFER FOR
                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

Commack, New York, May 2, 1996 -- ERD Waste Corp. (NASDAQ: ERDI) ("ERD") announced today that the $1.66 per share cash tender offer for all outstanding common shares of Environmental Services of America, Inc. (NASDAQ: ENSA) ("ENSA") expired by its terms at 12:00 Midnight, New York City time, on May 1, 1996.

According to Chemical Mellon Shareholder Services, L.L.C., the depositary, 3,533,715 common shares, representing approximately 92% of the outstanding common shares of ENSA other than those shares already held by ERD, were tendered by shareholders (including shares subject to guaranteed delivery) prior to the offer's expiration.

ERD is diversified waste management company specializing in the management and disposal of municipal solid waste, industrial and commercial non-hazardous solid waste, and hazardous waste. ERD incinerates municipal solid waste and industrial and commercial nonhazardous solid waste, utilizes the steam produced thereby to cogenerate electricity, and provides brokerage, advisory, consulting and technical services to generators of waste.

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